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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                       THE TRACKER CORPORATION OF AMERICA

         The undersigned incorporator hereby adopts this Certificate of Incorporation of The Tracker Corporation of America as set forth below:

         FIRST: The name of the Corporation is The Tracker Corporation of America (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent at that address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

         FOURTH:

         1. The total number of shares which the Corporation shall have authority to issue is 40,500,000 shares, consisting of (a) 20,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), (b) 20,000,000 shares of Class B voting common stock, no par value (the "Class B Voting Stock") and (c) 500,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

         2. The Class B Voting Stock shall have the powers, rights, qualifications, limitations and restrictions set forth herein. Except as required by law, the holder of each share of Class B Voting Stock shall be entitled to vote on all matters. Each share of Class B Voting Stock shall entitle the holder thereof to one vote. Except as required by law, the holders of shares of the Class B Voting Stock and the Common Stock shall vote together as a single class on all matters. The Class B Voting Stock shall be redeemable by the Corporation at any time, and from time to time, for $0.0001. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of the Class B Voting Stock outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings, an amount up to $0.0001 per share, which liquidation right shall be payable to the holders of the Class B Voting Stock only after the payment of the par value of the Common Stock and the par value of the Preferred Stock shall have been made to the holders thereof, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of such holders so as to be available for such payment. If upon any liquidation, dissolution or winding up of the Corporation, the assets permitted to be distributed to the holders of the Class B Voting Stock under the foregoing sentence shall be insufficient to permit payment to such stockholders of the full liquidation amount aforesaid, then all of the assets of the Corporation available for

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distribution to such holders under such sentence shall be distributed to such holders pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of the Class B Voting Stock held by such holder bears to the total number of shares of the Class B Voting Stock then outstanding. After the payment of $0.0001 per share to the holders of the Class B Voting Stock shall have been made in full to such holders, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of such holders so as to be available for such payment, any assets remaining available for distribution shall be distributed to the holders of the Common Stock and the Preferred Stock, in accordance with the respective rights, preferences and privileges thereof, and no further distribution shall be made to the holders of shares of the Class B Voting Stock.

         3. The Board of Directors of the Corporation (the "Board of Directors") is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

         FIFTH: The name and mailing address of the incorporator are as follows:

                            Gregg C. Johnson
                            6045 West King's Avenue
                            Scottsdale, Arizona 85306

The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of the Board of Directors and stockholders:

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) The Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

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                  (c)      The business and affairs of the Corporation shall be
managed by or under the direction of a Board of Directors consisting of not less than three nor more than eleven directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders beginning in 1995, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term, with the term of the initial Class I directors terminating as of the 1995 annual meeting, the term of the initial Class II directors terminating as of the 1996 meeting, and with the term of the initial Class III directors terminating as of the 1997 meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

                  (d) Directors of the Corporation may be removed by stockholders of the Corporation with or without cause by the affirmative vote of not less than two-thirds (2/3) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as defined in Article VIII herein).

                  (e) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

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                  (f)      In addition to the powers and authority hereinbefore
or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

                  (g) The initial directors of the Corporation and their respective addresses are as follows:

                                                                        Director
Name                         Address                                    Class
- ----                         -------                                    -----
I. Bruce Lewis               44 The Bridal Path                         III
                             Toronto, Ontario, Canada M2L 1C8

Gregg C. Johnson             6045 West King's Avenue                    III
                             Scottsdale, Arizona 85306

Mark J. Gertzbein            124 McGillivray Ave.                       III
                             Toronto, Ontario Canada M5M 2Y6

Quincy A.S. McKean III       40 West 67th Street                        II
                             New York, New York 10023

Wolfgang H. Kyser                                                       I

E.V. O'Malley Jr.            6809 North 18th Street                     II
                             Phoenix, Arizona 85016

Charles J. Coronella         4521 E. Via Los Caballos                   II
                             Phoenix, Arizona 85028

                  (h) Elections of directors need not be by written ballot unless required by the Bylaws of the Corporation.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or

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stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing seventy-five percent (75%) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH: Any Business Combination (as hereinafter defined) with an Interested Stockholder (as hereinafter defined) shall be subject to the following requirements:

                  (a) In addition to any affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in paragraph (b) of this Article EIGHTH, a Business Combination involving an Interested Stockholder or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than two-thirds (2/3) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (b) The provisions of paragraph (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the conditions specified in both Paragraphs 1 and 2 are met:

                           1.       The Business Combination shall have been
approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement of or public disclosure of the intention to acquire, beneficial ownership of the

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Voting Stock that caused the Interested Stockholder to become an Interested
Stockholder) of the Continuing Directors (as hereinafter defined).

                           2.       All of the following conditions shall have
been met:

                                    A.       The aggregate amount of cash and
the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                                             (i)      (if applicable) the
highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                                             (ii)     the Fair Market Value per
share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                                    B.       The aggregate amount of cash and
the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                                             (i)      (if applicable) the
highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                                             (ii)     the Fair Market value per
share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher,

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as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock.

                           The provisions of this Paragraph (b)2.B shall be
required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                                    C.       The consideration to be received by
holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varies as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

                                    D.       After the Determination Date and
prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                                    E.       After the Determination Date, such
Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

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                                    F.       A proxy or information statement
describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                                    G.       Such Interested Stockholder shall
not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

                  (c)      For the purposes of this Article EIGHTH:

                           1.       The term "Business Combination" shall mean:

                                    A.       any merger or consolidation of the
Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

                                    B.       any sale, lease, exchange,
mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events) has an aggregate Fair Market Value and/or involves aggregate commitments of $3,000,000 or more or constitutes more than ten percent (10%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or ten percent (10%) of the stockholders' equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the

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Business Combination involving the assets, securities, obligations and/or commitments constituting any Substantial Part; or

                                    C.       the adoption of any plan or
proposal for the liquidation or dissolution of the Corporation or for any amendment to this Certificate of Incorporation or the Bylaws proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                                    D.       any reclassification of securities
(including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                                    E.       any agreement, contract or other
arrangement providing for any one or more of the actions specified in the foregoing clauses A to D.

                           2.       The term "Capital Stock" shall mean all
capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation.

                           3.       The term "person" shall mean any individual,
firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                           4.       The term "Interested Stockholder" shall mean
any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question, was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock.

                           5.       A person shall be a "beneficial owner" of
any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

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(b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section (c), the number of shares of Capital Stock deemed to be out standing shall include shares deemed beneficially owned by such person through application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           6.       The terms "Affiliate" and "Associates" shall
have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that this Certificate of Incorporation is accepted for filing by the Delaware Secretary of State (the term "registrant" in said Rule 12b-2 meaning in this case, the Corporation).

                           7.       The term "Subsidiary" means any company of
which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section (c), the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                           8.       The term "Continuing Director" means (i) any
member of the Board of Directors on the date of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware and (ii) any member of the Board of Directors who thereafter becomes a member of the Board of Directors while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and (iii) a successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                           9.       The term "Fair Market Value" means (a) in
the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which

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such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                           10.      In the event of any Business Combination in
which the Corporation survives, the phrase "consideration other than cash to be received," as used in Paragraphs 2.A and 2.B of Section (b), of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

                           11.      The term "Voting Stock" means stock of any
class or series entitled to vote generally in the election of directors.

                  (d) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the proposed action is with, or proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (5) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $3,000,000 or more and (6) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

                  (e) Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  (f) The fact that any Business Combination complies with the provisions of Section (b) of this Article EIGHTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

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                  (g)      For the purposes of this Article EIGHTH, a Business
Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH (collectively, the "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

                  (h) Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of not less than two-thirds (2/3) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH; provided, however, that this Section (h) shall not apply to, and such two-thirds (2/3) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section (c), Paragraph 8 of this Article EIGHTH.

         NINTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected either at an annual or special meeting of stockholders of the Corporation or by unanimous written consent of the stockholders. Except for action taken by unanimous written consent of the stockholders, no action may be taken by the stockholders by written consent. Special meetings of stockholders may be called only by the Chairman of the Board, if there be one, the President, the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or by the owner or owners, at the time of such call for a special meeting, of twenty percent (20%) or more of the issued and outstanding common stock of the Corporation. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

         TENTH: The Corporation has the power to indemnify, and to purchase and maintain insurance for, its directors, officers, trustees, employees and other persons and agents, and (without limiting the generality of the foregoing) shall indemnify its directors and officers against all liability, damage and expense arising from or in connection with service for, employment by, or other affiliation with the Corporation or other firms or entities to the maximum extent and under all circumstances permitted by law.

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in the Bylaws of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the Voting Stock, voting together as a single class, shall be required to alter, amend, rescind or repeal (i) Article FOURTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH, or this Article ELEVENTH, or to adopt any provision inconsistent therewith and (ii) Sections 3 and 8 of Article II, Section 1 of Article III and
Article VIII of the Bylaws of the Corporation or to adopt any provision inconsistent therewith.

         IN WITNESS WHEREOF, the undersigned incorporator has caused this Certificate of Incorporation to be duly executed in accordance with the Delaware General Corporation Law.

         EXECUTED AND ACKNOWLEDGED this 1st day of July, 1994.

                                                  /s/ Gregg C. Johnson
                                                  ------------------------------
                                                  Gregg C. Johnson, Incorporator

                            CERTIFICATE OF CORRECTION
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       THE TRACKER CORPORATION OF AMERICA

                   (pursuant to Section 103(f) of the General
                    Corporation Law of the State of Delaware)

         I, the undersigned, being a duly authorized officer of The Tracker Corporation of America, do hereby certify that the Certificate of Incorporation filed on July 1, 1994 contained an inaccurate record.

         ARTICLE FOURTH provided that

         1. The total number of shares which the Corporation shall have authority to issue is 40,500,000 shares, consisting of (a) 20,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), (b) 20,000,000 shares of Class B voting common stock, no par value (the "Class B Voting Stock") and (c) 500,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

         ARTICLE FOURTH should read as follows:

         1. The total number of shares which the Corporation shall have authority to issue is 40,500,000 shares, consisting of (a) 20,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), (b) 20,000,000 shares of Class B voting common stock, par value $0.00000007 per share (the "Class B Voting Stock") and (c) 500,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

         I have duly executed this Certificate of Correction of Certificate of Incorporation this 27th day of March, 1995.

                                                           /s/ Mark J. Gertzbein
                                                           ---------------------
                                                           Mark J. Gertzbein,
                                                           Secretary

          CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         The Tracker Corporation of America, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby amends its Certificate of Incorporation, as corrected, as set forth below:

         1. Article FOURTH, Paragraph 1 is hereby amended by deleting the paragraph in its entirety and inserting the following therefor:

                  1. The total number of shares which the Corporation shall have authority to issue is 50,500,000 shares, consisting of (a) 30,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), (b) 20,000,000 shares of Class B voting common stock, par value $0.00000007 per share (the "Class B Voting Stock") and (c) 500,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

         2.       The above amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

         3. Except as expressly set forth above, all other terms and conditions of the Certificate of Incorporation, as corrected, remain in full force and effect.

         IN WITNESS WHEREOF, The Tracker Corporation of America has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed in its corporate name this 1st day of November, 1995.

                                              THE TRACKER CORPORATION OF AMERICA


                                              By: /s/ Mark J. Gertzbein
                                                 -------------------------------

                                              Its: Secretary
                                                  ------------------------------

                CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES

                                AND PRIVILEGES OF

               $1,000.00 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                       THE TRACKER CORPORATION OF AMERICA

         Pursuant to Section 151 of the General Corporation Law of the State of
Delaware:

         We, I. Bruce Lewis and Mark J. Gertzbein, the President and Secretary, respectively, of The Tracker Corporation of America, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, do hereby certify:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on April 19, 1996 adopted the following resolution creating a series of shares of Preferred Stock designated as $1,000.00 6% Cumulative Convertible Preferred
Stock:

         "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, par value $0.001 per share, of the Corporation, to be designated "$1,000.00 6% Cumulative Convertible Preferred Stock," initially consisting of 600 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the $1,000.00 6% Cumulative Convertible Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used but not defined herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

         Section 1. Designation and Amount. The shares of such series shall be designated as "$1,000.00 6% Cumulative Convertible Preferred Stock", par value $0.001 per share, and the number of shares initially constituting such series shall be 600.

         Section 2. Dividends.

                  (A) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of $1,000.00 6% Cumulative Convertible Preferred Stock with respect to dividends, the holders of shares of $1,000.00 6% Cumulative Convertible Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors: (i) quarterly dividends payable in cash out of funds legally available for such purpose on the last day of July 1996 and October 1996 (each such date being referred to herein as a "Quarterly Dividend Payment Date") at an annual rate of $60.00 per share of $1,000.00 6% Cumulative Convertible Preferred Stock; or,
(ii) at the sole option of the Corporation, quarterly dividends payable on each Quarterly Dividend Payment Date in additional shares of $1,000.00 6% Cumulative Convertible Preferred Stock at an annual rate of 0.06 additional shares per share of $1,000.00 6% Cumulative Convertible Preferred Stock then outstanding.

                  (B) Dividends shall begin to accrue and be cumulative on outstanding shares of $1,000.00 6% Cumulative Convertible Preferred Stock from the Quarterly Dividend Payment Date preceding the date of issue of such shares of $1,000.00 6% Cumulative Convertible Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of $1,000.00 6% Cumulative Convertible Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Dividends shall cease to accrue after the October 1996 Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of $1,000.00 6% Cumulative Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of $1,000.00 6% Cumulative Convertible Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. No Voting Rights. Except as otherwise provided herein or by law, the holders of shares of $1,000.00 6% Cumulative Convertible Preferred Stock shall have no voting rights.

         Section 4. Reacquired Shares. Any shares of $1,000.00 6% Cumulative Convertible Preferred Stock converted into Common Stock pursuant to Section 8 or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 5. Liquidation, Dissolution or Winding Up.

                  (A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the $1,000.00 6% Cumulative Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock or any other shares of stock of the Corporation ranking as to such a distribution junior to the

$1,000.00 6% Cumulative Convertible Preferred Stock by reason of their ownership thereof, an amount equal to $1,000.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus an amount equal to any accrued but unpaid dividends thereon to the date fixed for payment of such distribution. If upon the occurrence of any such event the assets and funds then distributed among the holders of the $1,000.00 6% Cumulative Convertible Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the $1,000.00 6% Cumulative Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the $1,000.00 6% Cumulative Convertible Preferred Stock and such other shares of stock of the Corporation ranking as to any such distribution on a parity with the $1,000.00 6% Cumulative Convertible Preferred Stock in proportion to the full respective preferential amounts to which they are entitled.

                  (B) Upon payment of the full preferential amounts described in Subsection (A) of this Section 5, the holders of the $1,000.00 6% Cumulative Convertible Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

                  (C) For purposes of this Section 5, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, or (ii) a sale of all or substantially all of the assets of the Corporation shall not be treated as a liquidation, dissolution or winding up of the Corporation.

                  (D)      Whenever the distribution provided for in this
Section 5 shall be paid in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors of the Corporation.

         Section 6. No Redemption. The shares of $1,000.00 6% Cumulative Convertible Preferred Stock shall not be redeemable.

         Section 7. Ranking. The $1,000.00 6% Cumulative Convertible Preferred Stock shall rank junior to any and all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 8. Conversion.

                  (A) Each share of $1,000.00 6% Cumulative Convertible Preferred Stock shall be convertible, at the option of the holder thereof and without the payment of any additional consideration, at any time after the date of issuance of such share, at the office of the Corporation, into such number of fully paid and nonassessable shares of the Common Stock of the Corporation as is determined by dividing $1,000.00 plus the amount of any accrued but unpaid dividends through the date such holder's Conversion Notice (as hereafter defined) is received by the Corporation by the Conversion Price (as hereafter defined). The "Conversion

Price" shall be equal to that amount which is 33% less than the average of the published OTC Bulletin Board closing bid prices for the Corporation's Common Stock for the five (5) Trading Days (as hereafter defined) preceding, at the election of the holder of the $1,000.00 6% Cumulative Convertible Preferred Stock, the date such holder's subscription to purchase the $1,000.00 6% Cumulative Convertible Preferred Stock was accepted by the Corporation or the date such holder's Conversion Notice is received by the Corporation; provided, however, that the Conversion Price shall in no event be less than $0.15. The term "Trading Days" shall mean days for which the OTC Bulletin Board publishes closing bid prices.

                  (B) Before any holder of $1,000.00 6% Cumulative Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice (the "Conversion Notice") to the Corporation: (i) that he elects to convert the same; (ii) of whether he elects to have the Conversion Price calculated on the basis of the five (5) Trading Days preceding the date such holder's subscription to purchase the $1,000.00 6% Cumulative Convertible Preferred Stock was accepted by the Corporation or on the basis of the five (5) Trading Days preceding the date his Conversion Notice is received by the Corporation; (iii) of the name or names in which he wishes the certificate or certificates representing shares of Common Stock to be issued; and (iv) of the address or addresses to which the certificate or certificates representing shares of Common Stock should be delivered. The Corporation shall, as soon as practicable after receiving a properly completed Conversion Notice and a certificate or certificates representing shares of $1,000.00 6% Cumulative Convertible Preferred Stock, cause its transfer agent to issue and deliver the certificate or certificates representing shares of Common Stock in accordance with the instructions in the Conversion Notice. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the Corporation receives the properly completed Conversion Notice and the certificate or certificates representing the $1,000.00 6% Cumulative Convertible Preferred Stock, and the person or persons specified to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (C) If the number of shares of Common Stock outstanding at any time after the date of issuance of the $1,000.00 6% Cumulative Convertible Preferred Stock is increased by a stock dividend or a split of the outstanding shares of Common Stock, then, following the record date of such stock dividend or split, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the $1,000.00 6% Cumulative Convertible Preferred Stock shall be increased in proportion to such increase in the outstanding shares of Common Stock.

                  (D) If the number of shares of Common Stock outstanding at any time after the date of issuance of the $1,000.00 6% Cumulative Convertible Preferred Stock is decreased by a combination or reclassification of the outstanding shares of Common Stock, then, following the record date of such combination or reclassification, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the $1,000.00 6% Cumulative Convertible Preferred Stock shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

         Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the $1,000.00 6% Cumulative Convertible Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of $1,000.00 6% Cumulative Convertible Preferred Stock, voting separately as a class.

         Section 10. Fractional Shares. $1,000.00 6% Cumulative Convertible Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends and to have the benefit of all other rights of holders of $1,000.00 6% Cumulative Convertible Preferred Stock.

         Section 11. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the $1,000.00 6% Cumulative Convertible Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the $1,000.00 6% Cumulative Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the $1,000.00 6% Cumulative Convertible Preferred Stock, the Corporation will take such corporate action, subject to the approval of the Corporation's shareholders if such approval is required, as may in the opinion of the Corporation's legal counsel be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of the Corporation are hereby authorized and directed to prepare and file a Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Delaware law and to take such actions as they deem necessary or appropriate to carry out the intent of the foregoing resolution."

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 19th day of April, 1996.

                                                       /s/ I. Bruce Lewis
                                                       -------------------------
                                                       I. BRUCE LEWIS, President


ATTEST:

/s/ Mark J. Gertzbein
- ----------------------------
MARK J. GERTZBEIN, Secretary

                CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES

                                AND PRIVILEGES OF

          SERIES B $1,000.00 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                       THE TRACKER CORPORATION OF AMERICA

         Pursuant to Section 151 of the General Corporation Law of the State of
Delaware:

         We, I. Bruce Lewis and Mark J. Gertzbein, the President and Secretary, respectively, of The Tracker Corporation of America, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, do hereby certify:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on May 29, 1996 adopted the following resolution creating a series of shares of Preferred Stock designated as Series B Series B $1,000.00 6% Cumulative Convertible Preferred Stock:

         "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, par value $0.001 per share, of the Corporation, to be designated "Series B $1,000.00 6% Cumulative Convertible Preferred Stock," initially consisting of 775 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used but not defined herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series B $1,000.00 6% Cumulative Convertible Preferred Stock", par value $0.001 per share, and the number of shares initially constituting such series shall be 775.

         Section 2. Dividends.

                  (A) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock with respect to dividends, the holders of shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors: (i) quarterly dividends payable in cash out of funds legally available for such purpose on the last day of August 1996 and November 1996 (each such date being referred to herein as a "Quarterly Dividend Payment Date") at an annual rate of $60.00 per share of Series B $1,000.00 6% Cumulative Convertible Preferred Stock; or, (ii) at the sole option of the Corporation, quarterly dividends payable on each Quarterly Dividend Payment Date in additional shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock at an annual rate of 0.06 additional shares per share of Series B $1,000.00 6% Cumulative Convertible Preferred Stock then outstanding.

                  (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock from the Quarterly Dividend Payment Date preceding the date of issue of such shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Dividends shall cease to accrue after the November 1996 Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. No Voting Rights. Except as otherwise provided herein or by law, the holders of shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock shall have no voting rights.

         Section 4. Reacquired Shares. Any shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock converted into Common Stock pursuant to
Section 8 or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 5. Liquidation, Dissolution or Winding Up.

                  (A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common

Stock or any other shares of stock of the Corporation ranking as to such a distribution junior to the Series B $1,000.00 6% Cumulative Convertible Preferred Stock by reason of their ownership thereof, an amount equal to $1,000.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus an amount equal to any accrued but unpaid dividends thereon to the date fixed for payment of such distribution. If upon the occurrence of any such event the assets and funds then distributed among the holders of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series B $1,000.00 6% Cumulative Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock and such other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series B Series B $1,000.00 6% Cumulative Convertible Preferred Stock in proportion to the full respective preferential amounts to which they are entitled.

                  (B) Upon payment of the full preferential amounts described in Subsection (A) of this Section 5, the holders of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

                  (C) For purposes of this Section 5, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, or (ii) a sale of all or substantially all of the assets of the Corporation shall not be treated as a liquidation, dissolution or winding up of the Corporation.

                  (D)      Whenever the distribution provided for in this
Section 5 shall be paid in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors of the Corporation.

         Section 6. No Redemption. The shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock shall not be redeemable.

         Section 7. Ranking. The Series B $1,000.00 6% Cumulative Convertible Preferred Stock shall rank junior to any and all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 8. Conversion.

                  (A) Each share of Series B $1,000.00 6% Cumulative Convertible Preferred Stock shall be convertible, at the option of the holder thereof and without the payment of any additional consideration, at any time after the date of issuance of such share, at the office of the Corporation, into such number of fully paid and nonassessable shares of the Common Stock of the Corporation as is determined by dividing $1,000.00 plus the amount of any accrued but unpaid dividends through the date such holder's Conversion Notice (as hereafter defined) is received by the Corporation by the Conversion Price (as hereafter defined). The "Conversion Price" shall be equal to that amount which is 33% less than the average of the published OTC Bulletin Board closing bid prices for the Corporation's Common Stock for the five (5) Trading Days (as hereafter defined) preceding, at the election of the holder of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock, the date such holder's subscription to purchase the Series B $1,000.00 6% Cumulative Convertible Preferred Stock was accepted by the Corporation or the date such holder's Conversion Notice is received by the Corporation; provided, however, that the Conversion Price shall in no event be less than $0.15. The term "Trading Days" shall mean days for which the OTC Bulletin Board publishes closing bid prices.

                  (B) Before any holder of Series B $1,000.00 6% Cumulative Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice (the "Conversion Notice") to the Corporation: (i) that he elects to convert the same; (ii) of whether he elects to have the Conversion Price calculated on the basis of the five (5) Trading Days preceding the date such holder's subscription to purchase the Series B $1,000.00 6% Cumulative Convertible Preferred Stock was accepted by the Corporation or on the basis of the five (5) Trading Days preceding the date his Conversion Notice is received by the Corporation; (iii) of the name or names in which he wishes the certificate or certificates representing shares of Common Stock to be issued; and (iv) of the address or addresses to which the certificate or certificates representing shares of Common Stock should be delivered. The Corporation shall, as soon as practicable after receiving a properly completed Conversion Notice and a certificate or certificates representing shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock, cause its transfer agent to issue and deliver the certificate or certificates representing shares of Common Stock in accordance with the instructions in the Conversion Notice. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the Corporation receives the properly completed Conversion Notice and the certificate or certificates representing the Series B $1,000.00 6% Cumulative Convertible Preferred Stock, and the person or persons specified to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (C) If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock is increased by a stock dividend or a split of the outstanding shares of Common Stock, then, following the record date of such stock dividend or split, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock shall be increased in proportion to such increase in the outstanding shares of Common Stock.

                  (D) If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock is decreased by a combination or reclassification of the outstanding shares of Common Stock, then, following the record date of such combination or reclassification, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

         Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B $1,000.00 6% Cumulative Convertible Preferred Stock, voting separately as a class.

         Section 10. Fractional Shares. Series B $1,000.00 6% Cumulative Convertible Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends and to have the benefit of all other rights of holders of Series B $1,000.00 6% Cumulative Convertible Preferred Stock.

         Section 11. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B $1,000.00 6% Cumulative Convertible Preferred Stock, the Corporation will take such corporate action, subject to the approval of the Corporation's shareholders if such approval is required, as may in the opinion of the Corporation's legal counsel be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 5th day of June, 1996.

                                                       /s/ I. Bruce Lewis
                                                       -------------------------
                                                       I. BRUCE LEWIS, President


ATTEST:


/s/ Mark J. Gertzbein
- ----------------------------
MARK J. GERTZBEIN, Secretary

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